UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PartnerRe Ltd.
(Name of Registrant as Specified In Its Charter)

EXOR S.p.A.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 12, 2015, John Elkann, the chairman and chief executive officer of EXOR S.p.A., had an interview with Tommaso Ebhardt, a reporter with Bloomberg.
The following are transcripts of videos of that interview that are posted on the website www.bloomberg.com:
Video Transcript
EXOR makes superior offer for PartnerRe: Elkann

Elkann:  We’ve been giving a lot of thought as we were thinking of our revised proposal. It takes into account better results than expected and, unfortunately because of how the board wanted to proceed, longer times which justify us coming out with a higher offer. Going higher would be unreasonable for our shareholders.

Ebhardt:  So this is your final offer?

Elkann:  This is our final and last offer, which is by far superior.  No need of convincing because it is a much superior offer. We’re proposing them $137.50 all cash with certainty, which is by far superior for all shareholders - of which we are today the largest having acquired more than 9% of PartnerRe - for its employees and for its clients.

[end]

Video Transcript
Work is ‘never done’ on EXOR portfolio Elkann Says

Elkann:  We have worked very hard in the last years to simplify what EXOR is, owning less companies but of bigger size. We have been selling companies in the service areas - SGS in 2013 and just announced yesterday, Cushman & Wakefield. And the idea to have a service business, which PartnerRe is, which is lower in terms of capital absorptions, which is global, which is in a sector that we’ve studied thoroughly in the last three years, is extremely sensible in giving us a broader scope of activities and in having a good complement to what our – the industrial businesses we own - who by nature are more capital intensive.

Ebhardt:  If can I make a last question, is the work done for a bit on EXOR’s main portfolio?

Elkann:  It’s never done, it’s never completed and we have a long journey in front of us.

Ebhardt:  Thank you very much.

[end]

FORWARD-LOOKING STATEMENTS

Certain statements and information contained in this communication that are not statements or information of historical fact constitute forward-looking statements, notwithstanding that such statements are not specifically identified as such. These statements may include terminology such as “may”, “will ”, “expect”, “could”, “should”, “intend”, “commit”, “estimate”, “anticipate”, “believe”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “outlook”, “prospects”, “plan”, “intend”, or similar terminology, including by way of example and without limitation plans, intentions and expectations regarding the proposal to acquire PartnerRe, the financing of a potential transaction, and the anticipated results, benefits, synergies, earnings accretion, costs, timing and other expectations of the benefits of a potential transaction.

Forward-looking statements are related to future, not past, events and are not guarantees of future performance. These statements are based on current expectations and projections about future events and, by their nature, address matters that are, to different degrees, uncertain and are subject to inherent risks and uncertainties. They relate to events and depend on circumstances that may or may not occur or exist in the future, and, as such, undue reliance should not be placed on them. Actual results may differ materially from those expressed in such statements as a result of a variety of factors, including changes in general economic, financial and market conditions and other changes in business conditions, changes in commodity prices, the level of demand and financial performance of the major industries our portfolio companies serve, changes in regulations and institutional framework (in each case, in Italy or abroad), and many other factors, most of which are outside of the control of EXOR. EXOR expressly disclaims and does not assume any liability in connection with any inaccuracies in any of these forward-looking statements or in connection with any use by any party of such forward-looking statements. Any forward-looking statements contained in this communication speaks only as of the date of this communication.

EXOR undertakes no obligation to update or revise its outlook or forward-looking statements, whether as a result of new developments or otherwise. Names, organizations and company names referred to may be the trademarks of their respective owners. This communication does not represent investment advice neither a solicitation, nor a recommendation nor an invitation, nor an offer for the purchase or sale of financial products and/or of any kind of financial services as contemplated by the laws in any country or state.

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. EXOR has filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the upcoming special meeting of the shareholders of PartnerRe at which the PartnerRe shareholders will consider certain proposals regarding the proposed transaction with AXIS (the “Special Meeting Proposals”).

This material is not a substitute for the Preliminary Proxy Statement that EXOR has filed with the SEC or any other documents which EXOR may send to its or PartnerRe’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to EXOR through the investor contacts listed above.

PARTICIPANTS IN THE SOLICITATION

EXOR and its directors, executive officers and other employees may be deemed to be participants in any solicitation of shareholders in connection with the Special Meeting Proposals.  Information regarding EXOR’s directors and executive officers is available in EXOR’s public announcements and filings with Consob and the Borsa Italiana, which can also be found at www.exor.com.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the Preliminary Proxy Statement.